UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 18, 2005

Bandag, Incorporated
(Exact name of registrant as specified in its charter)

Iowa	1-7007	42-0802143
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2905 North Highway 61, Muscatine, Iowa 52761-5886
(Address of principal executive offices, including zip code)

(563) 262-1400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        On February 18, 2005, the Management Continuity and Compensation Committee (the “Committee”) of the Board of Directors of Bandag, Incorporated (the “Company”) approved the payment of restricted stock grants to executive officers (12 persons) and certain other key employees of the Company under the Bandag, Incorporated Stock Award Plan, as amended March 12, 2002. The restricted stock grants were earned based on the achievement of the 2004 diluted earnings per share targets set by the Committee in February 2004, together with, for certain executive officers and key employees, the attaining of operating profits targets for the business units for which such executive officers and key employees were responsible. A total of 17,921 restricted shares of Class A Common Stock were granted to the 12 executive officers and 5,332 shares to other key employees. The aggregate value of the restricted shares granted to the executive officers and other key employees was $733,044 and $218,399, respectively, based on the fair market value of such shares on February 18, 2005.

        On February 18, 2005, the Committee also made short-term awards to executive officers (12 persons) and certain other key employees of the Company pursuant to the Bandag, Incorporated 2004 Stock Grant and Awards Plan (the “2004 Plan”). The awards were made in dollar terms but are payable in restricted shares of Class A Common Stock based upon the achievement of 2005 diluted earnings per share targets fixed by the Committee, as adjusted, together with, for certain executive officers and key employees, the attainment of operating profits targets for the business units for which such executive officers and key employees are responsible. If the earning per share and/or business unit operating profits targets are met, the shares of restricted stock will be payable in February 2006.

        Also, on February 18, 2005, the Committee awarded executive officers (12 persons) and certain other key employees of the Company restricted shares of Class A Common Stock and nonqualified stock options under the 2004 Plan. A total of 15,595 restricted shares of Class A Common Stock, having a value of $638,771, were granted to the 12 executive officers and 22,185 restricted shares, having a value of $908,698, to other key employees. Options to purchase a total of 59,960 shares of Class A Common Stock were granted to the 12 executive officers and options for a total of 29,400 shares were granted to other key employees. The option price was $40.96 per share, being the fair market value of a share of Class A Common Stock on February 18, 2005. The form of the restricted stock award agreement and the nonqualified stock option award agreement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated into this Current Report on Form 8-K by reference.

        All shares of restricted stock discussed in this Item 1.01 vest in three years from the date of grant, so long as the recipient is then employed by the company, except that shares of restricted stock automatically vest upon retirement, disability or death of the recipient.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

99.1	Form of Restricted Stock Award Agreement.

99.2	Form of Nonqualified Stock Option Award Agreement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDAG, INCORPORATED (Registrant)
Date: February 25, 2005	By:	/s/ Warren W. Heidbreder
Warren W. Heidbreder Vice President, Chief Financial Officer

BANDAG, INCORPORATED

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

99.1	Form of Restricted Stock Award Agreement.

99.2	Form of Nonqualified Stock Option Award Agreement.

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